Freshworks Reports Third Quarter 2023 Results
•Third quarter revenue grew 19% year-over-year
•Improved business efficiency with $23.9 million in net cash provided by operating activities and $22.1 million of free cash flow in the quarter
•Raising full year 2023 financial outlook midpoint for non-GAAP operating profit to $40 million

San Mateo, Calif. – October 31, 2023 – Freshworks Inc. (NASDAQ: FRSH), a leading software company empowering businesses to delight their customers and employees, today announced financial results for its third quarter ended September 30, 2023.

“We delivered another solid quarter of execution as we outperformed our estimates across our key financial metrics and further improved our profitability,” said Girish Mathrubootham, CEO and Founder of Freshworks. “Our market traction is fueled by continued product innovation that brings generative AI and rapid time to value to companies of all sizes.”

Third Quarter 2023 Financial Summary Results

•Revenue: Total revenue was $153.6 million, representing growth of 19% compared to the third quarter of 2022, and 18% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(38.7) million, compared to $(58.3) million in the third quarter of 2022.

•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $17.4 million, compared to non-GAAP (loss) from operations of $(3.1) million in the third quarter of 2022.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.11) based on 294.1 million weighted-average shares outstanding, compared to $(0.20) based on 286.7 million weighted-average shares outstanding in the third quarter of 2022.

•Non-GAAP Net Income (Loss) Per Share: Non-GAAP diluted net income per share was $0.08 based on 302.6 million weighted-average shares outstanding, compared to non-GAAP net (loss) per share of $(0.01) based on 286.7 million weighted-average shares outstanding in the third quarter of 2022.

•Net Cash Provided by (Used in) Operating Activities: Net cash provided by operating activities was $23.9 million, compared to net cash (used in) operating activities of $(4.2) million in the third quarter of 2022.

•Free Cash Flow: Free cash flow was $22.1 million, compared to $(7.2) million in the third quarter of 2022.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.16 billion as of September 30, 2023.

A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

Third Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 19,551, an increase of 17% year-over-year and 16% adjusting for constant currency.
•Net dollar retention rate was 108% (106% adjusting for constant currency), compared to 108% in the second quarter of 2023 and 107% in the third quarter of 2022. Constant currency net dollar retention rate was 107% in the second quarter of 2023 and 113% in the third quarter of 2022.
•Welcomed more customers to the Freshworks community including: ASPCA, Cenveo, Giant Eagle Inc., Kelly Benefits, Qualfon, Salvation Army Australia and Tri Pointe Homes.
•Unveiled an AI-powered Customer Service Suite which brings together self-service bots, agent-led conversational messaging, and automated ticketing management in an all-in-one solution by uniting Freshchat™, Freshdesk™, and the company’s generative artificial intelligence technology, Freddy AI.
•Appointed Johanna Jackman as Chief People Officer and announced Mika Yamamoto to join as Chief Customer and Marketing Officer.
•Held an Investor Day in San Francisco on September 7, 2023, providing an update on our vision, product plans, growth strategy and financial model.

Financial Outlook

We are providing estimates for the fourth quarter and full year 2023 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the fourth quarter and full year 2023, we currently expect the following results:

($ in millions, except per share data)	Fourth Quarter 2023	Full Year 2023
Revenue(1)	$156.7 - $159.3	$593.0 - $595.5
Year-over-year growth	18% - 20%	19% - 20%
Adjusting for constant currency(2)	17% - 19%	19% - 20%

Non-GAAP income from operations(1)	$5.5 - $8.5	$38.5 - $41.5

Non-GAAP net income per share(3)	$0.04 - $0.06	$0.23 - $0.25

(1) Revenue and non-GAAP income from operations are based on exchange rates as of October 27, 2023 for currencies other than USD.
(2) Revenue growth rates adjusted for constant currency are based on average exchange rates in effect during the comparison period for currencies other than USD. See the section entitled “Explanation of non-GAAP Financial Measures” and the table entitled “Reconciliation of Selected GAAP Measures to non‑GAAP Measures” for a reconciliation of GAAP to non‑GAAP measures for the historical periods provided in this release.
(3) Non-GAAP net income per share was estimated assuming 303.3 million and 300.1 million weighted-average shares outstanding for the fourth quarter and full year 2023, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our third quarter and first nine months of 2023 and 2022 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on October 31, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) per share, non-GAAP net income (loss) attributable to common stockholders, and free cash flow. This press release and the accompanying tables also contain certain non-GAAP metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q3 2022, the average exchange rates in effect for our major currencies were 1 USD to 1.01 EUR and 1 USD to 1.18 GBP), rather than the actual average exchange rates in effect during the current period (for Q3 2023, the average exchange rates in effect for our major currencies were 1 USD to 1.09 EUR and 1 USD to 1.27 GBP).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of the revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, and renewals during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q3 2022, the period end exchange rates in effect for our major currencies were 1 USD to 0.98 EUR and 1 USD to 1.12 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q3 2023, the period end exchange rates in effect for our major currencies were 1 USD to 1.06 EUR and 1 USD to 1.22 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the fourth quarter and full year 2023, our financial outlook, the value of our products to customers, the results of our focus on product innovation efforts and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under "Risk Factors" included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and our Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov), including our Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2023.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc., (NASDAQ: FRSH) creates AI-boosted business software anyone can use. Purpose-built for IT, customer support, and sales and marketing teams, our products are designed to let everyone work more efficiently and deliver more value for immediate business impact. Headquartered in San Mateo, California, Freshworks operates around the world to serve more than 66,000 customers, including American Express, Blue Nile, Bridgestone, Databricks, Fila, and OfficeMax. For the freshest company news, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

Investor Relations Contact:
Joon Huh
IR@freshworks.com
650-988-5699

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com
408-348-1087

© 2023 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$153,550	$128,760	$436,321	$364,829
Cost of revenue(1)	26,263	24,179	76,360	70,616
Gross profit	127,287	104,581	359,961	294,213
Operating expense:
Research and development(1)	34,885	35,871	101,922	100,885
Sales and marketing(1)	90,673	86,865	265,458	248,369
General and administrative(1)	40,464	40,133	122,712	117,723
Total operating expenses	166,022	162,869	490,092	466,977
Loss from operations	(38,735)	(58,288)	(130,131)	(172,764)
Interest and other income, net	10,993	2,249	31,688	2,609
Loss before income taxes	(27,742)	(56,039)	(98,443)	(170,155)
Provision for income taxes	3,291	1,804	10,912	6,500
Net loss	(31,033)	(57,843)	(109,355)	(176,655)
Net loss per share - basic and diluted	$(0.11)	$(0.20)	$(0.37)	$(0.62)
Weighted average shares used in computing net loss per share - basic and diluted	294,146	286,697	292,103	283,258

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$1,710	$1,772	$5,137	$5,212
Research and development	9,623	10,318	28,662	26,446
Sales and marketing	18,757	16,635	51,786	44,204
General and administrative	25,035	25,167	74,482	74,790
Total stock-based compensation expense, net of amounts capitalized	$55,125	$53,892	$160,067	$150,652

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$458,249	$304,083
Marketable securities	706,472	843,405
Accounts receivable, net	80,294	70,470
Deferred contract acquisition costs	22,155	20,139
Prepaid expenses and other current assets	52,331	38,913
Total current assets	1,319,501	1,277,010
Property and equipment, net	22,928	24,139
Operating lease right-of-use assets	32,246	33,024
Deferred contract acquisition costs, noncurrent	19,067	19,536
Goodwill	6,181	6,181
Deferred tax assets	8,535	8,689
Other assets	9,630	11,637
Total assets	$1,418,088	$1,380,216
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,688	$5,908
Accrued liabilities	54,664	59,008
Deferred revenue	246,085	205,626
Income tax payable	2,284	1,150
Total current liabilities	305,721	271,692
Operating lease liabilities, non-current	26,949	28,174
Other liabilities	26,934	28,532
Total liabilities	359,604	328,398
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,675,801	4,562,319
Accumulated other comprehensive loss	(4,892)	(7,431)
Accumulated deficit	(3,612,428)	(3,503,073)
Total stockholders' equity	1,058,484	1,051,818
Total liabilities and stockholders' equity	$1,418,088	$1,380,216

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net loss	$(31,033)	$(57,843)	$(109,355)	$(176,655)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,984	2,795	9,098	8,574
Amortization of deferred contract acquisition costs	6,131	4,625	17,600	13,321
Non-cash lease expense	1,965	1,567	5,692	4,463
Stock-based compensation	55,125	53,892	160,067	150,652
Premium (discount) amortization on marketable securities	(4,286)	(533)	(12,108)	564
Change in fair value of equity securities	(4)	10	(65)	(75)
Deferred income taxes	—	—	113	309
Other	123	273	175	1,468
Changes in operating assets and liabilities:
Accounts receivable	(6,404)	(1,432)	(10,003)	(5,256)
Deferred contract acquisition costs	(6,391)	(6,913)	(19,147)	(19,554)
Prepaid expenses and other assets	(5,222)	(3,929)	(11,793)	(12,374)
Accounts payable	1,002	(2,416)	(3,219)	(1,962)
Accrued and other liabilities	2,331	668	(3,150)	3,874
Deferred revenue	11,727	8,173	40,459	30,796
Operating lease liabilities	(4,135)	(3,160)	(9,052)	(7,837)
Net cash provided by (used in) operating activities	23,913	(4,223)	55,312	(9,692)
Cash Flows from Investing Activities:
Purchases of property and equipment	(278)	(1,907)	(990)	(5,288)
Proceeds from sale of property and equipment	33	49	91	132
Capitalized internal-use software	(1,564)	(1,106)	(5,075)	(3,828)
Purchases of marketable securities	(161,261)	(250,301)	(653,679)	(538,501)
Sales of marketable securities	—	—	—	92,786
Maturities and redemptions of marketable securities	265,214	113,055	805,933	293,625
Net cash provided by (used in) investing activities	102,144	(140,210)	146,280	(161,074)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	—	—	4,312	7,011
Proceeds from exercise of stock options	16	2	61	98
Payment of withholding taxes on net share settlement of equity awards	(24,045)	(13,367)	(51,782)	(151,716)
Payment of deferred offering costs	—	—	—	(109)
Net cash used in financing activities	(24,029)	(13,365)	(47,409)	(144,716)
Net increase (decrease) in cash, cash equivalents and restricted cash	102,028	(157,798)	154,183	(315,482)
Cash, cash equivalents and restricted cash, beginning of period	356,313	590,180	304,158	747,864
Cash, cash equivalents and restricted cash, end of period	$458,341	$432,382	$458,341	$432,382

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,
	2023	2022	Growth Rates
Revenue
GAAP revenue	$153,550	$128,760	19%
Effects of foreign currency rate fluctuations	(1,908)
Revenue adjusted for constant currency	$151,642		18%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin:
GAAP gross profit	$127,287	$104,581	$359,961	$294,213
Non-GAAP adjustments:
Stock-based compensation expense	1,710	1,772	5,137	5,212
Employer payroll taxes on employee stock transactions	40	58	113	25
Amortization of acquired intangibles	—	175	158	1,015
Non-GAAP gross profit	$129,037	$106,586	$365,369	$300,465
GAAP gross margin	82.9%	81.2%	82.5%	80.6%
Non-GAAP gross margin	84.0%	82.8%	83.7%	82.4%

Reconciliation of operating expenses:
GAAP research and development	$34,885	$35,871	$101,922	$100,885
Non-GAAP adjustments:
Stock-based compensation expense	(9,623)	(10,318)	(28,662)	(26,446)
Employer payroll taxes on employee stock transactions	(47)	(25)	(236)	127
Non-GAAP research and development	$25,215	$25,528	$73,024	$74,566
GAAP research and development as percentage of revenue	22.7%	27.9%	23.4%	27.7%
Non-GAAP research and development as percentage of revenue	16.4%	19.8%	16.7%	20.4%

GAAP sales and marketing	$90,673	$86,865	$265,458	$248,369
Non-GAAP adjustments:
Stock-based compensation expense	(18,757)	(16,635)	(51,786)	(44,204)
Employer payroll taxes on employee stock transactions	(661)	(746)	(1,673)	(954)
Amortization of acquired intangibles	—	(101)	(145)	(300)
Non-GAAP sales and marketing	$71,255	$69,383	$211,854	$202,911
GAAP sales and marketing as percentage of revenue	59.1%	67.5%	60.8%	68.1%
Non-GAAP sales and marketing as percentage of revenue	46.4%	53.9%	48.6%	55.6%

GAAP general and administrative	$40,464	$40,133	$122,712	$117,723
Non-GAAP adjustments:
Stock-based compensation expense	(25,035)	(25,167)	(74,482)	(74,790)
Employer payroll taxes on employee stock transactions	(260)	(165)	(744)	(457)
Non-GAAP general and administrative	$15,169	$14,801	$47,486	$42,476

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP general and administrative as percentage of revenue	26.4%	31.2%	28.1%	32.3%
Non-GAAP general and administrative as percentage of revenue	9.9%	11.5%	10.9%	11.6%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(38,735)	$(58,288)	$(130,131)	$(172,764)
Non-GAAP adjustments:
Stock-based compensation expense	55,125	53,892	160,067	150,652
Employer payroll taxes on employee stock transactions	1,008	994	2,766	1,309
Amortization of acquired intangibles	—	276	303	1,315
Non-GAAP income (loss) from operations	$17,398	$(3,126)	$33,005	$(19,488)
GAAP operating margin	(25.2)%	(45.3)%	(29.8)%	(47.4)%
Non-GAAP operating margin	11.3%	(2.4)%	7.6%	(5.3)%

Reconciliation of net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders - basic and diluted	$(31,033)	$(57,843)	$(109,355)	$(176,655)
Non-GAAP adjustments:
Stock-based compensation expense	55,125	53,892	160,067	150,652
Employer payroll taxes on employee stock transactions	1,008	994	2,766	1,309
Amortization of acquired intangibles	—	276	303	1,315
Income tax adjustments	479	565	1,617	1,528
Non-GAAP net income (loss) attributable to common stockholders - basic and diluted	$25,579	$(2,116)	$55,398	$(21,851)

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$(0.11)	$(0.20)	$(0.37)	$(0.62)
Non-GAAP adjustments:
Stock-based compensation expense	0.19	0.19	0.55	0.53
Employer payroll taxes on employee stock transactions	—	—	0.01	—
Amortization of acquired intangibles	—	—	—	—
Income tax adjustments	—	—	0.01	0.01
Non-GAAP net income (loss) per share - diluted	$0.08	$(0.01)	$0.19	$(0.08)
Weighted-average shares used in computing GAAP net loss per share - diluted	294,146	286,697	292,103	283,258
Weighted-average shares used in computing non-GAAP net income (loss) per share - diluted (1)	302,597	286,697	298,821	283,258

Computation of free cash flow:
Net cash provided by provided by (used in) operating activities	$23,913	$(4,223)	$55,312	$(9,692)
Less:
Purchases of property and equipment	(278)	(1,907)	(990)	(5,288)
Capitalized internal-use software	(1,564)	(1,106)	(5,075)	(3,828)
Free cash flow	$22,071	$(7,236)	$49,247	$(18,808)
Net cash provided by (used in) investing activities	$102,144	$(140,210)	$146,280	$(161,074)
Net cash used in financing activities	$(24,029)	$(13,365)	$(47,409)	$(144,716)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended September 30, 2023, potentially dilutive shares of 8.5 million shares were included in the weighted average shares used in computing non-GAAP net income per share. For the nine months ended September 30, 2023, potentially dilutive shares of 6.7 million shares were included in the weighted average shares used in computing non-GAAP net income per share.